UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2011 (February 24, 2011)
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     a. Underwriting Agreement
     On February 28, 2011, Linn Energy, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company will sell 16,000,000 units representing limited liability company interests in the Company (the “Units”) at a price to the public of $38.80 per Unit ($37.248 per Unit, net of underwriting discount) (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,400,000 Units on the same terms to cover over-allotments. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-162357) of the Company, as supplemented by the Prospectus Supplement dated February 28, 2011 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on March 1, 2011. Closing of the sale of the Units is scheduled to occur on March 4, 2011, subject to customary closing conditions.
     The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed, subject to limited exceptions, not to issue Units or securities convertible into Units for a period of 45 days after February 28, 2011, without the prior consent of Citigroup Global Markets Inc. The Company expects to use the net proceeds from the public offering of the Units (i) to fund the purchase price for three pending acquisitions of oil and gas properties and (ii) to fund a portion of the purchase of its 11.75% Senior Notes due 2017 (the “2017 Notes”) and its 9.875% Senior Notes due 2018 (the “2018 Notes”) pursuant to the Tender Offers described under Item 8.01 below and pay related expenses. The Company intends to use any remaining net proceeds from the offering for general corporate purposes. Barclays Capital Inc. is serving as dealer-manager and consent solicitation agent for the Tender Offers and accordingly may receive a portion of the net proceeds from the offering. Certain of the underwriters or their affiliates may hold 2017 Notes or 2018 Notes tendered and purchased in the Tender Offers and therefore indirectly may receive proceeds from the offering.
     The summary of the Underwriting Agreement set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.
     b. Permian Acquisition Agreement.
     On February 24, 2011, the Company entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement to acquire certain oil and natural gas properties in the Permian Basin located in New Mexico for a contract price of $200 million, subject to closing conditions (the “Permian Acquisition”). The Company anticipates that the Permian Acquisition will close on or before April 1, 2011, and will be financed with proceeds from the Offering. There can be no assurance that all of the conditions to closing the Permian Acquisition will be satisfied.
     c. Williston Acquisition Agreement.
     Also on February 24, 2011, the Company entered into, through one of its wholly-owned subsidiaries, a definitive purchase agreement to acquire certain oil and natural gas properties in the Bakken play in the Williston Basin for a contract price of $196 million, subject to closing conditions (the “Williston Acquisition”). The Company anticipates that the Williston Acquisition will close on or before March 31, 2011, and will be financed with proceeds from the Offering. There can be no assurance that all of the conditions to closing the Williston Acquisition will be satisfied.
     A copy of the press release announcing the Permian Acquisition and the Williston Acquisition is attached to this Report as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.
Item 8.01 Other Events.
     On February 28, 2011, the Company issued a press release announcing pricing of a public offering by the Company of the Units pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.2.
     Separately, on February 28, 2011, the Company issued a press release announcing that it has commenced cash tender offers (the “Tender Offers”) for any or all of the approximately $163 million outstanding principal amount of the 2017 Notes and any or all of the approximately $166 million outstanding principal amount of the 2018 Notes remaining after redemption of 35% of the outstanding principal amount of the 2017 Notes and 2018 Notes, which the Company expects to complete on March 10, 2011. In connection with the Tender Offers, the Company is also seeking consents to eliminate substantially all of the restrictive covenants included in the terms of the 2017 Notes and 2018 Notes. The Company expects that the aggregate consideration payable if the Company purchases all of the outstanding 2017 Notes and 2018 Notes in the Tender Offers would be approximately $404 million (assuming all 2017 Notes and 2018 Notes are tendered and purchased before the consent expiration on March 14, 2011). The Company intends to fund the Tender Offers with proceeds from the public offering of Units described under Item 1.01 above, cash on hand or borrowings under the Company’s revolving credit facility. A copy of the press release is attached hereto as Exhibit 99.3.
     This current report includes “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to forward-looking statements about the public offering of common units, the use of net proceeds therefrom, the redemption of the 2017 Notes and the 2018 Notes, the Tender Offers, financing plans and other guidance included herein. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to market conditions, satisfaction of closing conditions, the Company’s financial performance and results, response from noteholders subject to the Tender Offers and other important factors that could cause actual results to differ materially from those projected as described in the Company’s filings with the Securities and Exchange Commission. See “Risk Factors” in the prospectus relating to the public offering of Units and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other public filings. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Underwriting Agreement, dated February 28, 2011, among Linn Energy, LLC and Citigroup Global Markets Inc., Barclays Capital Inc., RBC Capital Markets, LLC, UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. regarding the legality of the Units.

8.1	Opinion of Baker Botts L.L.P. regarding tax matters.

99.1	Press Release of Linn Energy, LLC dated February 28, 2011.

99.2	Press Release of Linn Energy, LLC dated February 28, 2011.

99.3	Press Release of Linn Energy, LLC dated February 28, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: March 2, 2011	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary